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                                                                     Exhibit 4.1

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                                MERISANT COMPANY

                                     Issuer


                    9 1/2% SENIOR SUBORDINATED NOTES DUE 2013


                                 ---------------

                                    INDENTURE

                            Dated as of July 11, 2003

                                 ---------------


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                     Trustee


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

                              CROSS-REFERENCE TABLE

                                TABLE OF CONTENTS

TIA                                                                                                        Indenture
Section                                                                                                      Section
-------                                                                                                      -------
     310(a)(1)    ......................................................................................  7.10
        (a)(2)    ......................................................................................  7.10
        (a)(3)    ......................................................................................  N.A.
        (a)(4)    ......................................................................................  N.A.
        (a)(5)    ......................................................................................  7.10
           (b)    ......................................................................................  7.08; 7.10
           (c)    ......................................................................................  N.A.
        311(a)    ......................................................................................  7.11
           (b)    ......................................................................................  7.11
           (c)    ......................................................................................  N.A.
        312(a)    ......................................................................................  2.05
           (b)    ......................................................................................  13.03
           (c)    ......................................................................................  13.03
        313(a)    ......................................................................................  7.06
        (b)(1)    ......................................................................................  N.A.
        (b)(2)    ......................................................................................  7.06
           (c)    ......................................................................................  13.02
           (d)    ......................................................................................  7.06
        314(a)    ......................................................................................  4.02; 4.11
           (b)    ......................................................................................  N.A.
        (c)(1)    ......................................................................................  13.04
        (c)(2)    ......................................................................................  13.04
        (c)(3)    ......................................................................................  N.A.
           (d)    ......................................................................................  N.A.
           (e)    ......................................................................................  13.05
           (f)    ......................................................................................  N.A.
        315(a)    ......................................................................................  7.01
           (b)    ......................................................................................  7.05; 13.02
           (c)    ......................................................................................  7.01
           (d)    ......................................................................................  7.01
           (e)    ......................................................................................  6.11
   316(a)(last    .....................................................................................   13.06
     sentence)
       (a)(1)(A)  ......................................................................................  6.05
       (a)(1)(B)  ......................................................................................  6.04
        (a)(2)    ......................................................................................  N.A.
           (b)    ......................................................................................  6.07
     317(a)(1)    ......................................................................................  6.08
        (a)(2)    ......................................................................................  6.09
           (b)    ......................................................................................  2.04
        318(a)    ......................................................................................  13.01


N.A. means Not Applicable.

----------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

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                                TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
                                        ARTICLE 1

                       DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Certain Definitions................................................  1
SECTION 1.02.     Other Definitions.................................................. 34
SECTION 1.03.     Incorporation by Reference of Trust Indenture Act.................. 34
SECTION 1.04.     Rules of Construction. ............................................ 35

                                        ARTICLE 2

                                        THE NOTES

SECTION 2.01.     Form and Dating.................................................... 36
SECTION 2.02.     Execution and Authentication....................................... 36
SECTION 2.03.     Registrar and Paying Agent......................................... 37
SECTION 2.04.     Paying Agent To Hold Money in Trust................................ 37
SECTION 2.05.     Noteholder Lists................................................... 38
SECTION 2.06.     Transfer and Exchange.............................................. 38
SECTION 2.07.     Replacement Notes.................................................. 38
SECTION 2.08.     Outstanding Notes.................................................. 39
SECTION 2.09.     Temporary Notes. ...................................................39
SECTION 2.10.     Cancellation....................................................... 39
SECTION 2.11.     Defaulted Interest................................................. 40
SECTION 2.12.     CUSIP Numbers...................................................... 40
SECTION 2.13.     Additional Notes................................................... 40

                                        ARTICLE 3

                                       REDEMPTION

SECTION 3.01.     Notices to Trustee................................................. 41
SECTION 3.02.     Selection of Notes To Be Redeemed.................................. 41
SECTION 3.03.     Notice of Redemption. 42
SECTION 3.04.     Effect of Notice of Redemption..................................... 42
SECTION 3.05.     Deposit of Redemption Price........................................ 43
SECTION 3.06.     Notes Redeemed in Part............................................. 43

                                        ARTICLE 4

                                        COVENANTS

SECTION 4.01.     Payment of Notes................................................... 43
SECTION 4.02.     SEC Reports........................................................ 43
SECTION 4.03.     Compliance Certificate............................................. 44

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                                TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
SECTION 4.04.     Change of Control.................................................. 45
SECTION 4.05.     Limitation on Restricted Payments.................................. 47
SECTION 4.06.     Limitation on Indebtedness......................................... 50
SECTION 4.07.     Limitation on Liens................................................ 54
SECTION 4.08.     Anti-Layering...................................................... 54
SECTION 4.09.     Limitation on Restrictions on Distributions from Restricted
                  Subsidiaries....................................................... 54
SECTION 4.10.     Limitation on Sales of Assets and Subsidiary Stock..................56
SECTION 4.11.     Limitation on Affiliate Transactions............................... 58
SECTION 4.12.     Guarantors......................................................... 60
SECTION 4.13.     Further Instruments and Acts....................................... 61

                                        ARTICLE 5

                                         MERGER

SECTION 5.01.     Merger and Consolidation........................................... 61

                                        ARTICLE 6

                                  DEFAULTS AND REMEDIES

SECTION 6.01.     Events of Default.................................................. 63
SECTION 6.02.     Acceleration....................................................... 65
SECTION 6.03.     Other Remedies..................................................... 66
SECTION 6.04.     Waiver of Past Defaults............................................ 67
SECTION 6.05.     Control by Majority................................................ 67
SECTION 6.06.     Limitation on Suits................................................ 67
SECTION 6.07.     Rights of Holders to Receive Payment............................... 68
SECTION 6.08.     Collection Suit by Trustee......................................... 68
SECTION 6.09.     Trustee May File Proofs of Claim................................... 68
SECTION 6.10.     Priorities......................................................... 69
SECTION 6.11.     Undertaking for Costs.............................................. 69
SECTION 6.12.     Waiver of Stay or Extension Laws................................... 69

                                        ARTICLE 7

                                         TRUSTEE

SECTION 7.01.     Duties of Trustee.................................................. 70
SECTION 7.02.     Rights of Trustee.................................................. 71
SECTION 7.03.     Individual Rights of Trustee....................................... 72
SECTION 7.04.     Trustee's Disclaimer............................................... 72
SECTION 7.05.     Notice of Defaults................................................. 72
SECTION 7.06.     Reports by Trustee to Holders...................................... 72
SECTION 7.07.     Compensation and Indemnity......................................... 73

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                                TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
SECTION 7.08.     Replacement of Trustee............................................. 74
SECTION 7.09.     Successor Trustee by Merger........................................ 75
SECTION 7.10.     Eligibility; Disqualification...................................... 75
SECTION 7.11.     Preferential Collection of Claims Against Company.................. 75

                                        ARTICLE 8

                           DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.     Discharge of Liability on Notes; Defeasance. .......................76
SECTION 8.02.     Conditions to Defeasance........................................... 77
SECTION 8.03.     Application of Trust Money......................................... 78
SECTION 8.04.     Repayment to Company............................................... 79
SECTION 8.05.     Indemnity for Government Obligations............................... 79
SECTION 8.06.     Reinstatement...................................................... 79

                                        ARTICLE 9

                                       AMENDMENTS

SECTION 9.01.     Without Consent of Holders......................................... 79
SECTION 9.02.     With Consent of Holders............................................ 80
SECTION 9.03.     Compliance with Trust Indenture Act................................ 82
SECTION 9.04.     Revocation and Effect of Consents and Waivers...................... 82
SECTION 9.05.     Notation on or Exchange of Notes................................... 83
SECTION 9.06.     Trustee To Sign Amendments......................................... 83
SECTION 9.07.     Payment for Consent................................................ 83

                                       ARTICLE 10

                                      SUBORDINATION

SECTION 10.01.    Agreement To Subordinate........................................... 83
SECTION 10.02.    Liquidation, Dissolution, Bankruptcy............................... 84
SECTION 10.03.    Default on Senior Indebtedness of the Company...................... 84
SECTION 10.04.    Acceleration of Payment of Notes................................... 85
SECTION 10.05.    When Distribution Must Be Paid Over................................ 86
SECTION 10.06.    Reinstatement of Senior Indebtedness............................... 86
SECTION 10.07.    Subrogation........................................................ 86
SECTION 10.08.    Relative Rights.................................................... 86
SECTION 10.09.    Subordination May Not Be Impaired by Company....................... 87
SECTION 10.10.    Rights of Trustee and Paying Agent................................. 87

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                                TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
SECTION 10.11.    Rights of Holders of Senior Indebtedness........................... 87
SECTION 10.12.    Distribution or Notice to Representative........................... 88
SECTION 10.13.    Article 10 Not To Prevent Events of Default or Limit Right To
                  Accelerate......................................................... 88
SECTION 10.14.    Trust Moneys Not Subordinated...................................... 88
SECTION 10.15.    Trustee Entitled To Rely........................................... 88
SECTION 10.16.    Trustee To Effectuate Subordination................................ 89
SECTION 10.17.    Trustee Not Fiduciary for Holders  of Senior Indebtedness of the
                  Company............................................................ 89
SECTION 10.18.    Reliance by Holders of Senior Indebtedness of the Company on
                  Subordination Provisions........................................... 89

                                       ARTICLE 11

                                       GUARANTIES

SECTION 11.01.    Guaranties......................................................... 90
SECTION 11.02.    Limitation on Liability............................................ 92
SECTION 11.03.    Successors and Assigns............................................. 93
SECTION 11.04.    No Waiver.......................................................... 93
SECTION 11.05.    Modification....................................................... 93
SECTION 11.06.    Release of Guarantor............................................... 93

                                       ARTICLE 12

                               SUBORDINATION OF GUARANTIES

SECTION 12.01.    Agreement To Subordinate........................................... 94
SECTION 12.02.    Liquidation, Dissolution, Bankruptcy............................... 94
SECTION 12.03.    Default on Senior Indebtedness of Guarantor. ...................... 94
SECTION 12.04.    Demand for Payment................................................. 96
SECTION 12.05.    When Distribution Must Be Paid Over................................ 96
SECTION 12.06.    Reinstatement of Senior Indebtedness............................... 96
SECTION 12.07.    Subrogation........................................................ 96
SECTION 12.08.    Relative Rights.................................................... 97
SECTION 12.09.    Subordination May Not Be Impaired by Guarantor..................... 97
SECTION 12.10.    Rights of Trustee and Paying Agent................................. 97
SECTION 12.11.    Rights of Holders of Senior Indebtedness........................... 98
SECTION 12.12.    Distribution or Notice to Representative........................... 98
SECTION 12.13.    Article 12 Not To Prevent Events of Default or Limit Right To
                  Demand Payment..................................................... 98
SECTION 12.14.    Trust Moneys Not Subordinated...................................... 99
SECTION 12.15.    Trustee Entitled To Rely........................................... 99
SECTION 12.16.    Trustee To Effectuate Subordination............................... 100

                                TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
SECTION 12.17.    Trustee Not Fiduciary for Holders of Senior Indebtedness of
                  Guarantor......................................................... 100
SECTION 12.18.    Reliance by Holders of Senior Indebtedness of the Guarantors
                  on Subordination Provisions....................................... 100

                                       ARTICLE 13

                                      MISCELLANEOUS

SECTION 13.01.    Trust Indenture Act Controls...................................... 100
SECTION 13.02.    Notices........................................................... 100
SECTION 13.03.    Communication by Holders with Other Holders. ..................... 102
SECTION 13.04.    Certificate and Opinion as to Conditions Precedent................ 102
SECTION 13.05.    Statements Required in Certificate or Opinion. ................... 102
SECTION 13.06.    When Notes Disregarded............................................ 103
SECTION 13.07.    Rules by Trustee, Paying Agent and Registrar...................... 103
SECTION 13.08.    Legal Holidays.................................................... 103
SECTION 13.09.    Governing Law..................................................... 103
SECTION 13.10.    No Recourse Against Others........................................ 103
SECTION 13.11.    Successors........................................................ 104
SECTION 13.12.    Multiple Originals................................................ 104
SECTION 13.13.    Table of Contents; Headings....................................... 104

APPENDIX A - Provisions Relating to Initial Notes, Private Exchange Notes and Exchange Notes


     EXHIBIT 1 - Form of Initial Note

     EXHIBIT 2 - Form of Exchange Note or Private Exchange Note

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                                                                               1

          INDENTURE dated as of July 11, 2003, by and among Merisant
Company, a Delaware corporation (the "COMPANY"), the guarantors from time to time parties hereto (the "GUARANTORS") and Wells Fargo Bank Minnesota, National Association, as Trustee (the "TRUSTEE").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Initial Notes, Exchange Notes and Private Exchange Notes (collectively, the "NOTES"):

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.  CERTAIN DEFINITIONS.

          "ADDITIONAL ASSETS" means:

          (1)  any property, plant or equipment used in a Related Business;

          (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

          (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

PROVIDED, HOWEVER, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

          "ADDITIONAL NOTES" means, subject to Section 2.13 and subject to the Company's compliance with Section 4.06, 9 1/2% Senior Subordinated Notes Due 2013 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09, 3.06 or 9.05 of this Indenture and other than Exchange Notes or Private Exchange Notes issued pursuant to an exchange offer for other Notes outstanding under this Indenture).

          "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing. For purposes of Sections 4.05, 4.10 and 4.11 only, "AFFILIATE" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable)and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "APPLICABLE PREMIUM" means, with respect to a Note at the Change of Control Redemption Date, the greater of (i) 1.0% of the principal amount of such Note, and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at the First Call Date (such redemption price being described in Section 5 of the Notes) plus (2) all required interest payments due on such Note through the First Call Date computed using a discount rate equal to the Treasury Rate plus 0.50% per annum, over (B) the principal amount of such Note.

          "ASSET DISPOSITION" means any sale, lease, issuance, transfer or other disposition (or series of related sales, leases, issuances, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "DISPOSITION"), of:

          (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

          (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

          (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.

          Notwithstanding the foregoing, the following shall be deemed not to be Asset Dispositions:

          (A)  a disposition to the Company or a Restricted Subsidiary;

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                                                                               3

          (B) for purposes of Section 4.10 only, (i) a disposition that constitutes a Restricted Payment permitted by Section 4.05 or a Permitted Investment and (ii) a transaction governed by, and consummated in compliance with, Section 5.01;

          (C)  the granting of a Lien;

          (D) for purposes of Section 4.10 only, any commercially reasonable foreclosure on a Lien on assets; PROVIDED, that an amount equal to the Net Available Cash, if any, to the Company and its Restricted Subsidiaries from such foreclosure are applied in accordance with Section 4.10(a)(3);

          (E) dispositions of Receivables Assets to a Receivables Subsidiary for the fair market value of those assets, less amounts required to be established as reserves and customary discounts pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction, if at least 75% of the consideration for such disposition would constitute cash or cash equivalents for purposes of Section 4.10(a)(2);

          (F) dispositions of Receivables Assets by a Receivables Subsidiary in a Qualified Receivables Transaction;

          (G) issuances of Capital Stock by a Receivables Subsidiary in connection with a Qualified Receivables Transaction;

          (H) dispositions of obsolete, damaged or worn out equipment no longer used or useful to the business of the Company and its Restricted Subsidiaries; and

          (I) a disposition of assets with a fair market value of less than $1.0 million.

          "ATTRIBUTABLE DEBT" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease

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                                                                               4

included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); PROVIDED, HOWEVER, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

          "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

          (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment, by

          (2)  the sum of all such payments.

          "BANK INDEBTEDNESS" means all Obligations pursuant to the Credit Agreement.

          "BOARD OF DIRECTORS" with respect to a Person means the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, and unless specified to the contrary or inappropriate in the context, refers to the Board of Directors of the Company.

          "BUSINESS DAY" means each day which is not a Legal Holiday.

          "CAPITAL LEASE OBLIGATION" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

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                                                                               5

          "CHANGE OF CONTROL" means the occurrence of any of the following events:

          (1) prior to the first public offering of common stock of Parent, Holdings or the Company, (A) the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
     Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of Holdings or the Company, any merger, consolidation, liquidation or dissolution of the Company, or otherwise, or
     (B) Pegasus Partners II, L.P. and its Related Parties cease to have the right or ability, by voting power, contract or otherwise, to elect or designate for election a majority of the managers or directors of Parent (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a Person (the "SPECIFIED PERSON") held by any other Person (the "PARENT ENTITY") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

          (2) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; PROVIDED, HOWEVER, that the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted

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                                                                               6

     Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

          (3) individuals who on the Issue Date constituted the Board of Directors of the Company or, so long as Holdings owns a majority of the total voting power of the Voting Stock of the Company, the Holdings Board (together with any new directors whose election by such Board of Directors of the Company or the Holdings Board or whose nomination for election by the shareholders of the Company or Holdings, as the case may be, was approved by a vote of a majority of the directors of the Company or of Holdings, as the case may be, then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved or whose election was approved by the Permitted Holders) cease for any reason to constitute a majority of the Board of Directors of the Company or the Holdings Board then in office;

          (4) the adoption of a plan relating to the liquidation or dissolution of the Company; or

          (5) the merger or consolidation of Parent, Holdings or the Company with or into another Person or the merger of another Person with or into Parent, Holdings or the Company, or the sale of all or substantially all the assets of Holdings or the Company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of Parent, Holdings or the Company, as appropriate, immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, the transferee Person becomes the obligor in respect of the Notes and a Subsidiary of the transferor of such assets;

     PROVIDED, HOWEVER, that it shall not constitute a Change of Control under this clause (5) if, after giving effect to such transaction, the Permitted Holders beneficially own (as defined in clause (1) above) a majority or more of the total voting power of the Voting Stock of the surviving Person in such transaction immediately after such transaction.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMON STOCK" of any Person means Capital Stock of such Person that does not rank senior in any respect to, and does not have any preference or priority over, any shares of Capital Stock of any other class of such Person, including with respect to the payment of dividends or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person.

          "COMPANY" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "CONSOLIDATED COVERAGE RATIO" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that:

          (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a PRO FORMA basis to such Indebtedness and the use of proceeds thereof as if such Indebtedness had been Incurred on the first day of such period and such proceeds had been applied as of such date;

          (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or

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                                                                               8

     otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, then EBITDA and Consolidated Interest Expense for such period shall be calculated on a PRO FORMA basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned, if any, during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

          (3) if, since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Disposition, then EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which were the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (4) if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of material assets, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

          (5) if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or

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                                                                               9

     was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever PRO FORMA effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the PRO FORMA calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company.

          If any Indebtedness bears a floating rate of interest and is being given PRO FORMA effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than twelve months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof).

          The Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility the outstanding principal balance of which is required to be computed on a PRO FORMA basis in accordance with the foregoing shall be computed based on the average daily balance of such Indebtedness during the applicable period, PROVIDED, that such average daily balance shall take into account the amount of any repayment of Indebtedness under such revolving credit facility during the applicable period, to the extent such repayment permanently reduced the commitments or amounts available to be borrowed under such facility.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, PLUS, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

          (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

          (2)  amortization of debt discount and debt issuance cost;

          (3)  capitalized interest;

          (4)  non-cash interest expense;

          (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (6)  net payments pursuant to Hedging Obligations;

          (7) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); PROVIDED, HOWEVER, that such dividends will be multiplied by a fraction of the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);

          (8) interest incurred in connection with Investments in discontinued operations;

          (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

          (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

          "CONSOLIDATED NET INCOME" means, for any period, the net income of the Company and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

          (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

               (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income in an amount equal to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

               (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

               (A) subject to the exclusion contained in clause (4) below, the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income in an amount equal to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

               (B) the net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (4) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (5)  extraordinary gains or losses;

          (6)  the cumulative effect of a change in accounting principles; and

          (7) any unrealized non-cash gain or loss in respect of Currency Agreements.

Notwithstanding the foregoing, for the purposes of Section 4.05 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.05(a)(3)(D).

          "CONSOLIDATED TANGIBLE ASSETS" means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption "Total Assets" (or any like caption) on the most recent quarterly consolidated balance sheet of the Company and its Restricted Subsidiaries, less all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises, and research and development costs.

          "CREDIT AGREEMENT" means the Credit Agreement to be dated as of July 11, 2003, by and among the Company, the lenders referred to therein, and Credit Suisse First Boston LLC, as administrative agent, together with the related documents thereto (including all promissory notes, guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

          "CREDIT FACILITIES" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing revolving credit loans, term loans, receivables financing (including through the sale of receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          "CURRENCY AGREEMENT" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

          "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "DESIGNATED SENIOR INDEBTEDNESS" with respect to a Person means:

          (1)  the Bank Indebtedness; and

          (2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

          "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

          (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

          (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date that is 91 days after the Stated Maturity of the Notes; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

          (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described in Sections 4.04 and 4.10; and

          (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

          The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; PROVIDED, HOWEVER, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

          "DOMESTIC SUBSIDIARY" means any Restricted Subsidiary that is not a Foreign Subsidiary.

          "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net
Income:

          (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

          (2)  Consolidated Interest Expense;

          (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); and

          (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

     in each case for such period.

          Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

          "ESOP" means any employee stock ownership plan or a trust established by Parent or any of its Subsidiaries for the benefit of their employees.

          "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

          "FIRST CALL DATE" means July 15, 2008.

          "FOREIGN REQUIRED MINORITY SHARES" means Capital Stock of a Foreign Subsidiary that is required by the applicable laws and regulations of such foreign jurisdiction to be owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Foreign Subsidiary to transact business in such foreign jurisdiction.

          "FOREIGN SUBSIDIARY" means any Restricted Subsidiary that (1) is not organized under the laws of the United States, any state thereof or the District of Columbia and (2) conducts substantially all of its business operations outside of the United States. For purposes of this definition, Puerto Rico shall be deemed not to be a part of the United States so long as a Puerto Rican corporation is treated as a foreign corporation under Section 7701 of the Code.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

          (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (2) statements and pronouncements of the Financial Accounting Standards Board;

          (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

          (4) the rules and regulations of the SEC governing the inclusion of financial statements (including PRO FORMA financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

          "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

          (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

PROVIDED, HOWEVER, that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

          "GUARANTOR" means each Subsidiary of the Company that executes this Indenture as a guarantor and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of this Indenture, in each case unless and until such Subsidiary is released from its obligations under its Guaranty pursuant to the terms of this Indenture.

          "GUARANTY" means a Guarantee by a Guarantor of the Company's Obligations with respect to the Notes.

          "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

          "HOLDINGS" means Tabletop Holdings, Inc. and each other Person, if any, that is both (1) a Subsidiary of Parent and (2) a Person whose Subsidiaries include the Company.

          "HOLDINGS BOARD" means the Board of Directors of Holdings.

          "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "INCURRENCE" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.06, (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security, (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms, and (3) unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of FAS 133), in each case will be deemed not to be Incurrences of Indebtedness.

          "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

          (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

          (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit issued otherwise than under the Credit Agreement securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

          (6)  all obligations of the types referred to in clauses (1) through
     (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (7)  all obligations of the types referred to in clauses (1) through
     (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

          (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; PROVIDED, HOWEVER, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

          "INDENTURE" means this Indenture as amended or supplemented from time to time.

          "INDEPENDENT QUALIFIED PARTY" means an investment banking firm, accounting firm or appraisal firm of national standing; PROVIDED, HOWEVER, that such firm is not an Affiliate of the Company.

          "INTEREST RATE AGREEMENT" means, in respect of a Person, any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to reduce such Person's interest expense or protect such Person against fluctuations in interest rates.

          "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.05:

          (1) "INVESTMENT" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; and

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

          "ISSUE DATE" means July 11, 2003.

          "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "MOODY'S" means Moody's Investors Service, Inc.

          "MSD" means MSD Capital, L.P., its Related Parties, and any other Person to the extent MSD Capital, L.P. makes all relevant investment decisions for such Person.

          "NET AVAILABLE CASH" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

          (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

          (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

          "NET CASH PROCEEDS" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "NOTES" has the meaning set forth in the second paragraph of this Indenture.

          "OBLIGATIONS" means all obligations for principal, premium, interest penalties, fees, indemnifications, reimbursements and other amounts payable.

          "OFFERING CIRCULAR" means the Confidential Offering Circular dated July 7, 2003 issued by the Company in relation to $225,000,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes Due 2013 to be issued on the Issue Date.

          "OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

          "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

          "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "PARENT" means Tabletop Holdings, LLC.

          "PERMITTED CLOSING DATE PAYMENT" means the payment by the Company of one or more dividends to Holdings on the Issue Date or promptly thereafter in an aggregate amount of up to $197.0 million in cash.

          "PERMITTED HOLDERS" means (i) Pegasus Partners II, L.P., (ii) MSD,
(iii) Carolwood Tabletop Holdings, LLC, and (iv) any Related Party of any of the foregoing.

          "PERMITTED INVESTMENT" means an Investment by the Company or any Restricted Subsidiary in:

     (1) the Company, a Wholly Controlled Subsidiary or a Person that will, upon the making of such Investment, become a Wholly Controlled Subsidiary; PROVIDED, HOWEVER, that the primary business of such Wholly Controlled Subsidiary is a Related Business;

     (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;

     (3)  cash and Temporary Cash Investments;

     (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

     (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (6) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

     (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

     (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.10;

     (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

     (10) any Investment by the Company or a Restricted Subsidiary of the Company in a Receivables Subsidiary, or any Investment by a Receivables Subsidiary in any other Person, in each case in connection with a Qualified Receivables Transaction and in a manner, and for consideration, customary for transactions of that type;

     (11) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection, and lease, workers' compensation, performance and similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

     (12) any Person to the extent such Investments consist of Hedging Obligations otherwise not prohibited under Section 4.06;

     (13) any Person if (A) the primary business of such Person is a Related Business, (B) such Person conducts substantially all of its business operations outside of the United States, and (C) the amount of such Investment, when taken together with all other Investments made pursuant to this clause (13), does not exceed $4.0 million; and

     (14) any Person, not otherwise permitted to be made pursuant to the preceding clauses of this definition, in an aggregate amount which, when taken together with all other Investments made pursuant to this clause (14), does not exceed the greater of (A) $5.0 million, and (B) 2.5% of Consolidated Tangible Assets.

          "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "PREFERRED STOCK", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "PRINCIPAL" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

          "QUALIFIED EQUITY OFFERING" means either (i) an underwritten primary public offering of Capital Stock (other than Disqualified Stock) of the Company pursuant to an effective registration statement under the Securities Act, or
(ii) a privately negotiated sale of Capital Stock (other than Disqualified Stock) of the Company to a Person that, immediately prior to the time of such sale, is not an Affiliate of the Company, and resulting in aggregate gross proceeds to the Company of at least $25.0 million.

          "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any Receivables Assets, in each case in a manner customary for asset securitization transactions.

          "RECEIVABLES ASSETS" means any accounts receivable, instruments, chattel paper, general intangibles and similar assets (whether now existing or arising in the future, "RECEIVABLES") of the Company or any of its Subsidiaries, and any assets related thereto including all collateral securing such Receivables, all contracts, contract rights and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and any other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions.

          "RECEIVABLES SUBSIDIARY" means a Subsidiary of the Company that satisfies all of the following requirements:

     (1) such Receivables Subsidiary engages in no activities other than in connection with the financing of Receivables Assets;

     (2) such Receivables Subsidiary is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary;

     (3) no portion of any Obligations (contingent or otherwise) of such Receivables Subsidiary (a) is Guaranteed by the Company or any other Subsidiary of the Company (excluding Guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction); (b) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction; or (c) subjects any property or asset of the Company or any other Subsidiary of the Company (other than Receivables Assets), directly or indirectly, contingently or otherwise, to the satisfaction of such Obligations, other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction;

     (4) neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding with such Receivables Subsidiary other than on terms no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than as may be customary in a Qualified Receivables Transaction including for fees payable in the ordinary course of business in connection with servicing Receivables Assets; and

     (5) neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such Receivables Subsidiary's financial condition or cause such Receivables Subsidiary to achieve certain levels of operating results.

          Any such designation of a Receivables Subsidiary by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew or refund, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "REFINANCED" and "REFINANCING" shall have correlative meanings.

          "REFINANCING INDEBTEDNESS" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that:

          (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

          (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

          (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          "RELATED BUSINESS" means any business in which the Company was engaged on the Issue Date and any business related, ancillary or complementary to any business of the Company in which the Company was engaged on the Issue Date.

          "RELATED PARTY" means (1) any controlling stockholder, controlling member, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Permitted Holder, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1), or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2) acting solely in such capacity.

          "REPRESENTATIVE" means with respect to a Person any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

          "RESTRICTED PAYMENT" with respect to any Person means:

          (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary, and
     (C) dividends or other distributions made by a Subsidiary to the holders of any class of its Capital Stock on a PRO RATA basis);

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted

     Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

          (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than (A) payments made solely to the Company or a Wholly Controlled Subsidiary and (B) the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

          (4) the making of any Investment (other than a Permitted Investment) in any Person.

          "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "S&P" means Standard & Poor's Ratings Group.

          "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

          "SEC" means the U.S. Securities and Exchange Commission.

          "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

          "SENIOR INDEBTEDNESS" means with respect to any Person:

          (1) the Bank Indebtedness and any other Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

          (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed (and all Interest Rate Agreements directly related thereto) and
     (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

UNLESS, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate or PARI PASSU in right of payment to the Notes or the Guaranty of such Person, as the case may be; PROVIDED, HOWEVER, that Senior Indebtedness shall not include:

               (A)  any obligation of such Person to any Subsidiary;

               (B) any liability for Federal, state, local or other taxes owed or owing by such Person;

               (C) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

               (D) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in right of payment to any other Indebtedness or other obligation of such Person; or

               (E) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

          "SENIOR SUBORDINATED INDEBTEDNESS" means, with respect to a Person, the Notes (in the case of the Company), the Guaranty (in the case of a Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank PARI PASSU with the Notes or such Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

          "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "SUBORDINATED OBLIGATION" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

          "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (1)  such Person;

          (2)  such Person and one or more Subsidiaries of such Person; or

          (3)  one or more Subsidiaries of such Person.

Unless otherwise specified or inappropriate in the context, "SUBSIDIARY" means a Subsidiary of the Company.

          "SUPPLEMENTAL GUARANTY AGREEMENT" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Guarantor guarantees the Company's obligations with respect to the Notes on the terms provided for in this Indenture.

          "TEMPORARY CASH INVESTMENTS" means any of the following:

          (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

          (2) investments in demand accounts, time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

          (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

          "TIA" or "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

          "TREASURY RATE" means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal

Reserve Release H 15 (519) which has become publicly available at least two Business Days prior to the Change of Control Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) closest to the period from the Change of Control Redemption Date to the First Call Date; PROVIDED, HOWEVER, that if the period from the Change of Control Redemption Date to the First Call Date is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of one year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the Change of Control Redemption Date to the First Call Date is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

          "TRUSTEE" means Wells Fargo Bank Minnesota, National Association until a successor replaces it and, thereafter, means the successor.

          "TRUST OFFICER" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "UNIFORM COMMERCIAL CODE" means the New York Uniform Commercial Code as in effect from time to time.

          "UNRESTRICTED SUBSIDIARY" means:

          (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

          (2)  any Subsidiary of an Unrestricted Subsidiary,

in each case unless and until such Subsidiary is designated a Restricted Subsidiary for purposes of this Indenture.

          The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a

Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either
(A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.05 (the amount of such Restricted Payment being calculated in the manner set forth in the definition of the term "Investment").

          The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.06(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "WHOLLY CONTROLLED SUBSIDIARY" means (i) any Wholly Owned Subsidiary and (ii) any Foreign Subsidiary if (A) such Foreign Subsidiary is a Restricted Subsidiary, (B) all of the Capital Stock of such Foreign Subsidiary (other than directors' qualifying shares and Foreign Required Minority Shares, in each case only to the extent required by applicable law) is owned by the Company or one or more Wholly Owned Subsidiaries, and (C) the Company, by contract or otherwise, controls the management and business of such Foreign Subsidiary and derives the economic benefits of ownership of such Foreign Subsidiary to substantially the same extent as if such Foreign Subsidiary were a Wholly Owned Subsidiary.

          "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or one or more Wholly Owned Subsidiaries.

          SECTION 1.02.  OTHER DEFINITIONS.

                                                                             Defined in
                             Term                                             Section
                             ----                                             -------
"Affiliate Transaction"................................................      4.08
"Bankruptcy Law".......................................................      6.01
"Blockage Notice"......................................................     10.03/12.03
"Change of Control Offer"..............................................      4.09(b)
"Change of Control Redemption Date" ...................................   5(b) of the Notes
"Company Website" .....................................................      4.02
"covenant defeasance option"...........................................      8.01(b)
"Custodian"............................................................      6.01
"Event of Default".....................................................      6.01
"Guaranteed Obligations" ..............................................     11.01
"legal defeasance option"..............................................      8.01(b)
"Legal Holiday"........................................................     13.08
"Offer"................................................................      4.07(b)
"Offer Amount".........................................................      4.07(c)(2)
"Offer Period".........................................................      4.07(c)(2)
"pay its Subsidiary Guaranty"..........................................     12.03
"pay the Notes"........................................................     10.03
"Paying Agent".........................................................      2.03
"Payment Default"......................................................     10.03/12.03
"Payment Blockage Period"..............................................     10.03/12.03
"Purchase Date"........................................................      4.07(c)(1)
"Registrar"............................................................      2.03
"Successor Company"....................................................      5.01

          In addition, terms defined in APPENDIX A shall have the meanings set forth therein.

          SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC;

          "indenture securities" means the Notes;

          "indenture security holder" means a Noteholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4)  "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

          (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

          (9) all references to the date the Notes were originally issued shall refer to the Issue Date; and

          (10) in the event of a conflict between the definitions set forth in
     Section 1.01 and the definitions
     set forth in the first paragraph of this Indenture, the definitions set forth in Section 1.01 shall govern.

                                    ARTICLE 2

                                    THE NOTES

          SECTION 2.01. FORM AND DATING. Provisions relating to the Initial Notes, the Private Exchange Notes and the Exchange Notes are set forth in the APPENDIX A attached hereto which is hereby incorporated in and expressly made part of this Indenture. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT 1 to APPENDIX A which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes, the Private Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT 2 to APPENDIX A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (PROVIDED, that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in EXHIBITS 1 and 2 to APPENDIX A are part of the terms of this Indenture.

          SECTION 2.02. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal, if any, may be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall authenticate Notes in the amounts and at the times specified in Section 2.2 of APPENDIX A attached hereto.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.03. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Notes may be presented for payment (the "PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "REGISTRAR" includes any appointed co-registrar and the term "PAYING AGENT" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

          SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with

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                                                                              38

this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05. NOTEHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with TIA
Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing, at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

          SECTION 2.06. TRANSFER AND EXCHANGE. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. The Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with the transfer or exchange of the Notes (other than any such transfer taxes or other similar governmental charges payable upon exchange pursuant to Section 2.07, 2.09, 3.06 or 9.05).

          SECTION 2.07. REPLACEMENT NOTES. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue, and the Trustee shall authenticate, a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a
Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

          Every replacement Note is an additional Obligation of the Company.

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                                                                              39

          SECTION 2.08. OUTSTANDING NOTES. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 13.06, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09. TEMPORARY NOTES. Until Definitive Notes are ready for delivery, the Company may prepare, and the Trustee shall authenticate, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes.

          SECTION 2.10. CANCELLATION. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

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                                                                              40

          SECTION 2.11. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.12. CUSIP NUMBERS. The Company in issuing the Notes may use "CUSIP" numbers and corresponding "ISINs" (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers and corresponding "ISINs" in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

          SECTION 2.13. ADDITIONAL NOTES. The Company shall be entitled, subject to its compliance with this Section and Section 4.06, to issue Additional Notes under this Indenture. Additional Notes shall have the same terms and conditions as the Initial Notes issued on the Issue Date or Exchange Notes, except for issue date, issue price, pre-issuance accrued interest and first interest payment date. The Initial Notes, any Additional Notes and all Exchange Notes shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase, but may be treated as separate classes, with, among other things, separate issue prices, for United States federal tax purposes.

          With respect to any issuance of Additional Notes, the Company shall deliver to the Trustee a resolution of the Board of Directors and an Officers' Certificate, and, if the Company elects, a supplemental indenture, which shall together provide the following information:

          (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

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                                                                              41

          (2) the issue date, issue price, pre-issuance accrued interest and first interest payment date, and the CUSIP number and corresponding ISIN of such Additional Notes; and

          (3) whether such Additional Notes shall be Transfer Restricted Securities and issued in the form of Initial Notes as set forth in EXHIBIT 1 to APPENDIX A or shall be issued in the form of Exchange Notes as set forth in EXHIBIT 2 to APPENDIX A.

          In addition, the Officers' Certificate shall certify that such issuance is in compliance with Section 4.06.

                                    ARTICLE 3

                                   REDEMPTION

          SECTION 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur.

          The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

          SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

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                                                                              42

          SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address.

          The notice shall identify the Notes to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3)  the name and address of the Paying Agent;

          (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

          (7) that no representation is made as to the correctness or accuracy of the CUSIP number or corresponding ISIN, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this
Section 3.03.

          SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest

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payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation.

          SECTION 3.06. NOTES REDEEMED IN PART. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                    ARTICLE 4

                                    COVENANTS

          SECTION 4.01. PAYMENT OF NOTES. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Payment shall be made in New York, New York unless the Trustee otherwise specifies. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. SEC REPORTS. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (to the extent the SEC will accept such filings) and provide the Trustee and Noteholders with such annual reports and such information, documents, certifications and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to

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such Sections, such information, documents, certifications and other reports to be so filed and provided at the times specified for the filings of such information, documents, certifications and reports under such Sections. Notwithstanding the foregoing, the Company may satisfy such requirements prior to the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement by posting on the Company Website and making freely accessible the same information as would be required to be filed by the Company if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and will include a representation that the Company has received a review report of the Company's then current independent auditors as contemplated by Statement on Auditing Standards No. 100 of the American Institute of Certified Public Accountants, Inc. with respect to any interim financial information so posted on the Company Website; PROVIDED, that the Company may (A) redact those portions of any exhibits that are required to be posted pursuant hereto with respect to which the Company expects to request confidential treatment in connection with the filing of the Exchange Offer Registration Statement or the Shelf Registration Statement, (B) omit such information as the Company believes in good faith is not applicable as a result of the fact that the Company is not actually filing reports with the SEC and is otherwise immaterial and (C) change the form of certificate that would otherwise be required pursuant to 18 U.S.C. Section 1350 as a result of the preceding clauses
(A) and (B). In such event, notwithstanding the time of filing that would otherwise be required pursuant to the first sentence of this Section 4.02, the Company shall post quarterly information on the Company Website not later than 60 days after the end of the applicable quarterly reporting period. For purposes of this Section 4.02, the term "COMPANY WEBSITE" means the collection of web pages that may be accessed on the World Wide Web using the URL address http://www.merisant.com or such other address as the Company may from time to time designate in writing to the Trustee.

          In addition, the Company shall furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Notes are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA Section 314(a).

          SECTION 4.03. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of

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                                                                              45

each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

          SECTION 4.04.  CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of the purchase PLUS accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms of Section 4.04(b). In the event that at the time of such Change of Control, the terms of the Credit Agreement or any other Credit Facility prohibit the Company from making a Change of Control Offer or from purchasing the Notes pursuant to this Section 4.04, the Company shall, prior to the mailing of the notice to Holders provided for in Section 4.04(b) below but, in any event within 30 days following any Change of Control: (1) repay in full all Indebtedness outstanding under the relevant Credit Facility; or (2) obtain the requisite consent under the relevant Credit Facility to permit the purchase of the Notes as provided for in Section 4.04(b).

          (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "CHANGE OF CONTROL OFFER") stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to PRO FORMA historical income, cash flow and

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                                                                              46

     capitalization, in each case after giving effect to such Change of Control);

          (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4)  the instructions, determined by the Company, consistent with this
     Section 4.04, that a Holder must follow in order to have its Notes purchased; and

          (5) that if the Change of Control Offer is accepted by Holders of not less than 75% of the Notes then outstanding, the Company shall have the option to redeem the Untendered Notes as described in Section 5 of the Notes, and setting forth the formula used to determine the redemption price in such circumstances.

          (c) Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing their election to have such Note purchased.

          (d) On the purchase date, all Notes purchased by the Company under this Section 4.04 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

          (e) Notwithstanding the foregoing provisions of this Section 4.04, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.04 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in

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                                                                              47

connection with the repurchase of Notes pursuant to this Section 4.04. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.04, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.04 by virtue of its compliance with such securities laws or regulations.

          (g) The provisions under this Indenture relative to the Company's obligation to make an offer to purchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

          SECTION 4.05.  LIMITATION ON RESTRICTED PAYMENTS.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness under Section 4.06(a); or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date made pursuant to this Section 4.05(a)(3) and all Restricted Payments since the Issue Date made pursuant to Section 4.05 (b)(1), (b)(3), (b)(4) and (b)(8) would exceed the sum of (without duplication):

               (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); PLUS

               (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance

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                                                                              48

          or sale to a Subsidiary of the Company and other than an issuance or sale to an ESOP) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; PLUS

               (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); PLUS

               (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding amounts that contribute to Consolidated Net Income), in each case received by the Company or any Guarantor and
          (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

          (b) The provisions of Section 4.05(a) shall not prohibit (but in the case of subparagraphs (b)(3), (b)(4), (b)(7) and (b)(8) of this Section 4.05, only if no Default has occurred and is continuing or would result therefrom):

          (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent issuance or sale of, or made by conversion into or exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of

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                                                                              49

     the Company or an ESOP) or a substantially concurrent cash capital contribution received by the Company from one or more of its shareholders;

          (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Issuance or sale of, Indebtedness which is permitted to be Incurred pursuant to Section 4.06;

          (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.05; PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments;

          (4) the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of the Company or any of its Subsidiaries, and dividends, distributions or advances to Holdings to be used by Holdings for the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of Holdings, in each case from employees, former employees, directors or former directors of Holdings or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors or the Holdings Board, as appropriate, under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; PROVIDED, HOWEVER, that the aggregate amount of such purchases, redemptions and other acquisitions or retirements shall not exceed the lesser of (A) the sum of (i) $1.5 million multiplied by the number of calendar years that have commenced since the Issue Date, plus (ii) $0.75 million, and (B) $5.0 million;

          (5) dividends, distributions or advances to Holdings or Parent to be used by Holdings or Parent to pay Federal, state and local taxes payable by Holdings or Parent and directly attributable to (or arising as a result of) the operations of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that (A) the amount of such dividends shall not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of such Federal, state and local taxes were the Company to

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                                                                              50

     pay such taxes as a stand-alone taxpayer and (B) such dividends pursuant to this clause (5) are used by Holdings or Parent for such purposes within 20 days of the receipt of such dividends;

          (6) dividends, distributions or advances to Holdings or Parent to the extent necessary to pay for general corporate and overhead expenses incurred by Holdings or Parent, in an aggregate amount not to exceed $0.5 million in any fiscal year of the Company;

          (7) if the Credit Agreement has become effective and the Company has received the proceeds of the term loan thereunder, the Permitted Closing Date Payment; and

          (8) Restricted Payments in an aggregate amount which, when taken together with all other Restricted Payments made pursuant to this clause
     (8) and then outstanding, do not exceed $10.0 million.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, in accordance with the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by an executive officer of the Company (if such fair market value is less than $1.0 million), or by the Board of Directors (in all other cases), in each case pursuant to an Officers' Certificate delivered to the Trustee.

          SECTION 4.06.  LIMITATION ON INDEBTEDNESS.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; PROVIDED, HOWEVER, that the Company and the Guarantors shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a PRO FORMA basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.0 to 1.

          (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following
Indebtedness:

          (1) Indebtedness Incurred pursuant to Credit Facilities; PROVIDED, HOWEVER, that (A) after giving effect to any such Incurrence, the aggregate principal amount of

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                                                                              51

     all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $310.0 million, and (B) such amount specified in clause (A) shall be reduced to the extent of any reduction or elimination of any commitment under any Credit Facility or, without duplication, any permanent repayment of principal of Indebtedness under any Credit Facility, in each case resulting from or relating to the formation of any Receivables Subsidiary or the consummation of any Qualified Receivables Transaction and shall thereafter be increased to the extent of any subsequent increase in the commitment under any Credit Facility resulting from or relating to the termination of any Qualified Receivables Transaction or the elimination of any Receivables Subsidiary (but in no event may such amount exceed the amount specified in clause (A));

          (2) Indebtedness owed to and held by the Company or a Wholly Controlled Subsidiary; PROVIDED, HOWEVER, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Controlled Subsidiary ceasing to be a Wholly Controlled Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Controlled Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company or a Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes or such Guarantor's Guaranty;

          (3) the Notes and the Exchange Notes (other than any Additional Notes) and the Guaranties;

          (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.06(b));

          (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); PROVIDED, HOWEVER, that on the date of such acquisition and after giving PRO FORMA effect thereto, the Company would have

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                                                                              52

     been able to Incur at least $1.00 of additional Indebtedness pursuant to
     Section 4.06(a);

          (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.06(a) or pursuant to clause (3), (4) or (5) of this
     Section 4.06(b) or this clause (6); PROVIDED, HOWEVER, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

          (7) Hedging Obligations consisting of (A) Interest Rate Agreements directly related to Indebtedness of the Company and its Restricted Subsidiaries, and (B) Currency Agreements directly related to the revenues or expenses of the Company and its Restricted Subsidiaries;

          (8) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

          (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within two Business Days of its Incurrence;

          (10) Indebtedness consisting of any Guarantee by the Company or a Guarantor of Indebtedness of the Company or a Guarantor outstanding on the Issue Date or permitted by this Indenture to be Incurred by the Company or a Guarantor;

          (11) Indebtedness (including Capital Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the purchase of Capital Stock of any Person owning such assets), and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (11) and then outstanding, does not exceed $2.0 million;

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                                                                              53

          (12) Indebtedness of a Receivables Subsidiary Incurred pursuant to a Qualified Receivables Transaction;

          (13) Indebtedness consisting of indemnification, adjustment of purchase price, earn-out or similar obligations (other than Guarantees of Indebtedness), in each case incurred in connection with the acquisition or disposition of assets; and

          (14) Indebtedness of the Company or the Guarantors in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Guarantors outstanding under this clause (14) does not exceed the greater of (A) $15.0 million, and (B) 5% of Consolidated Tangible Assets.

          (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Guarantor to, Incur any Indebtedness pursuant to Section 4.06(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Guaranty to at least the same extent as such Subordinated Obligations.

          (d) For purposes of determining compliance with this Section 4.06, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in Section 4.06(a) or 4.06(b), (1) the Company, in its sole discretion, is entitled to classify such item of Indebtedness at the time of Incurrence, in any manner in compliance with this
Section 4.06, (2) the Company will only be required to include the amount and type of such Indebtedness in one of the above categories and (3) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the categories of Indebtedness described above. Notwithstanding the first sentence of this Section 4.06(d), any Bank Indebtedness Incurred on the Issue Date will be deemed to have been Incurred under Section 4.06(b)(1). For purposes of determining compliance with Sections 4.06(b)(1) and 4.06(b)(14), Indebtedness Incurred in a currency other than U.S. dollars shall at all times be deemed to be outstanding in U.S. dollars calculated at an exchange rate equal to the applicable exchange rate at the time of the Incurrence of such non-U.S. dollar Indebtedness (or, in case of revolving Indebtedness, at the time of the most recent Incurrence of any Indebtedness under such revolving credit facility).

          (e) Notwithstanding Section 4.06(a) or 4.06(b), the Company shall not, and shall not permit any Guarantor to, Incur any Indebtedness, unless such Indebtedness is Incurred in compliance with Sections 4.07 and 4.08.

          SECTION 4.07. LIMITATION ON LIENS. The Company shall not, and shall not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist or become effective any Lien securing Indebtedness of any kind (other than Senior Indebtedness), on or with respect to any of its assets, whether owned at the Issue Date or thereafter acquired, unless (a) in the case of any Lien securing Subordinated Obligations, the Notes (or the appropriate Guaranty) are secured by a Lien on such assets that is senior in priority to such Lien and (b) in the case of any other Lien, the Notes (or the appropriate Guaranty) are either secured equally and ratably with such Indebtedness or are secured by a Lien on such assets that is senior in priority to such Lien.

          SECTION 4.08. ANTI-LAYERING. The Company shall not, and shall not permit any Guarantor to, Incur any Indebtedness if such Indebtedness is subordinate or junior in right of payment to any Senior Indebtedness of such Person, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person.

          SECTION 4.09. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company or a Restricted Subsidiary, (b) make any loans or advances to the Company or a Restricted Subsidiary or (c) transfer any of its property or assets to the Company or a Restricted Subsidiary, except:

          (1)  with respect to clauses (a), (b) and (c),

               (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

               (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement

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                                                                              55

          relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

               (C) any encumbrance or restriction pursuant to an agreement effecting an amendment, modification, restatement, renewal, replacement or Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.09(1)(A) or 4.09(1)(B) or this clause (C) or contained in any amendment to an agreement referred to in Section 4.09(1)(A) or 4.09(1)(B) or this clause (C); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

               (D) any encumbrance or restriction arising under any applicable law, rule, regulation or order; and

               (E) any encumbrance or restriction that (i) arises pursuant to the terms of any agreement entered into in connection with any Qualified Receivables Transaction and (ii) applies only to a Receivables Subsidiary; and

          (2)  with respect to clause (c) only,

               (A) any encumbrance or restriction consisting of a customary nonassignment provision in a lease, license or similar ordinary course of business agreement;

               (B) any restriction contained in a security agreement or mortgage securing Indebtedness of a Restricted Subsidiary to the extent such restriction restricts the transfer of the property subject to such security agreement or mortgage; and

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                                                                              56

               (C) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

          SECTION 4.10.  LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

          (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by an executive officer of the Company (if such fair market value is less than $1.0 million) or by the Board of Directors (in all other cases), of the shares and assets subject to such Asset Disposition;

          (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

          (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

               (A) FIRST, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or any Guarantor or Indebtedness of a Wholly Controlled Subsidiary that is not a Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

               (B) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

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                                                                              57

               (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior Subordinated Indebtedness of the Company designated by the Company) to purchase Notes (and such other Senior Subordinated Indebtedness of the Company) pursuant to and subject to the conditions contained in this Indenture;

     PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) of this Section 4.07(a), the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

          Notwithstanding the foregoing provisions of this Section 4.10, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.10 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.10 exceeds $10.0 million. Pending application of Net Available Cash pursuant to this Section 4.10, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

          For the purposes of clause (a)(2) of this Section 4.10, the following are deemed to be cash or cash equivalents: (1) the assumption of Senior Indebtedness of the Company or any Guarantor or Indebtedness of any Wholly Controlled Subsidiary that is not a Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

          (b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to
Section 4.10(a)(3)(C), the Company shall make such offer to purchase Notes on or before the 366th day after the date of such Asset Disposition, and shall purchase Notes tendered pursuant to an offer by the

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                                                                              58

Company for the Notes (and such other Senior Subordinated Indebtedness of the Company) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, PLUS accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness of the Company) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the Notes and other Senior Subordinated Indebtedness tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the securities to be purchased on a PRO RATA basis but in round denominations, which in the case of the Notes shall be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to this Section 4.10 if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of any application of Net Available Cash in accordance with the foregoing provisions of clause (a) (3) of this Section 4.10, the amount of Net Available Cash shall be reset at zero.

          (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue of its compliance with such securities laws or regulations.

          (d) The provisions under this Indenture relative to the Company's obligation to make an offer to purchase the Notes as a result of an Asset Disposition may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

          SECTION 4.11.  LIMITATION ON AFFILIATE TRANSACTIONS.

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                                                                              59

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "AFFILIATE TRANSACTION") unless:

          (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

          (2) if such Affiliate Transaction involves an amount in excess of $5.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction shall have determined in good faith that the criteria set forth in clause (1) of this
     Section 4.11 are satisfied and shall have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

          (3) if such Affiliate Transaction involves an amount in excess of $15.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

          (b)  The provisions of Section 4.11(a) shall not prohibit:

          (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.05;

          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

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                                                                              60

          (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $0.5 million in the aggregate outstanding at any one time;

          (4) the payment of reasonable fees and compensation (including health benefits, vacation, severance, compensation and similar benefits) to, and provision of customary indemnification on behalf of, directors, employees, consultants and agents of the Company or any Restricted Subsidiary as determined in good faith by the Board of Directors or the Company's senior management;

          (5) any transaction (i) between or among the Company and/or its Restricted Subsidiaries or (ii) between or among the Company, a Restricted Subsidiary or any other Person that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person;

          (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

          (7) transactions with distributors, suppliers or other purchasers or sellers of goods or services, in each case in the ordinary course of business consistent with past practices and otherwise in compliance with the terms of this Indenture, and which are on terms at least as favorable to the Company as might reasonably have been obtained at such time from an unaffiliated third party;

          (8) any transaction in connection with a Qualified Receivables Transaction between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment; and

          (9) any agreement that was outstanding as of the Issue Date and was disclosed in the Offering Circular under the heading "Related Party Transactions" and any amendment to such agreement so long as such amendment is not more disadvantageous to the Holders than the original agreement as in effect on the Issue Date.

          SECTION 4.12. GUARANTORS. The Company shall cause (1) each Domestic Subsidiary (other than a Receivables Subsidiary) and (2) each Foreign Subsidiary that Guarantees any Indebtedness of the Company or a Domestic Subsidiary, in each

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                                                                              61

case to, at the same time, execute and deliver to the Trustee a Supplemental Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture.

          SECTION 4.13. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE 5

                                     MERGER

          SECTION 5.01.  MERGER AND CONSOLIDATION.

          (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

          (1) the resulting, surviving or transferee Person (the "SUCCESSOR COMPANY") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

          (2) immediately after giving PRO FORMA effect to such transaction (and treating any Indebtedness of the Successor Company (if not the Company) and its Subsidiaries as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (3) immediately after giving PRO FORMA effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.06(a);

          (4) each Person that is required pursuant to the terms of this Indenture to be a Guarantor shall have become a Guarantor pursuant to a Supplemental Guaranty Agreement or shall have confirmed its Guaranty pursuant to a

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                                                                              62

     supplemental indenture in form reasonably satisfactory to the Trustee (but this clause (4) shall not apply to Guarantors that were Guarantors prior to such transaction if, as a result of such transaction, the Company is the Successor Company);

          (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

          (6) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

PROVIDED, HOWEVER, that clause (3) will not be applicable (A) to the Company consolidating with, merging into, conveying, transferring or leasing all or part of its assets to the Company or a Guarantor or (B) to the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction within the United States of America.

          The Successor Company (if not the Company) shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

          (b) The Company shall not permit any Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

          (1) except in the case of a Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with, and does comply with, its obligations under Section 4.10 in respect of such

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                                                                              63

     disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Supplemental Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Guaranty; and

          (2) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Supplemental Guaranty Agreement, if any, complies with this Indenture.

          (c) Notwithstanding clauses (a) and (b) of this Section 5.01, any Guarantor may consolidate with or merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Company.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

          SECTION 6.01. EVENTS OF DEFAULT. Each of the following is an "EVENT OF DEFAULT":

          (1) the Company defaults in any payment of interest on any Note when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for 30 days;

          (2) the Company (i) defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise, or (ii) fails to purchase any Note when required pursuant to this Indenture or the Notes, in each case whether or not such payment, redemption or purchase shall be prohibited by Article 10;

          (3)  the Company fails to comply with Section 5.01;

          (4) the Company fails to comply with Section 4.02, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 or 4.12 (other than a failure to purchase Notes when required under

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                                                                              64

     Section 4.04 or 4.10) and such failure continues for 30 days after the notice specified below;

          (5) the Company or any Guarantor fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

          (6) Indebtedness of the Company, any Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million, or its foreign currency equivalent at the time;

          (7) the Company, any Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D)  makes a general assignment for the benefit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company, any Guarantor or any Significant Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Company, any Guarantor or any Significant Subsidiary or for any substantial part of its property; or

               (C) orders the winding up or liquidation of the Company, any Guarantor or any Significant Subsidiary;

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                                                                              65

     or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

          (9) any judgment or decree for the payment of money in excess of $10.0 million (or its foreign currency equivalent at the time) is entered against the Company, a Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed; or

          (10) a Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Guaranty) or any Guarantor denies or disaffirms its obligations under its Guaranty.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "BANKRUPTCY LAW" means Title 11, UNITED STATES CODE, or any similar Federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clauses (4) or (5) of this Section 6.01 is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) of this Section 6.01 and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9) of this Section 6.01, its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or

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                                                                              66

(8)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company or a Guarantor occurs and is continuing, the principal of and interest on all the Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) of this Section 6.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if (A) the event of default or payment default triggering such Event of Default pursuant to clause (5) of this Section 6.01 shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto, (B) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (C) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

          SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.

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                                                                              67

No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Note, (ii) a Default arising from the failure to redeem or purchase any Note when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06. LIMITATION ON SUITS. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Noteholder may pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

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          (4)  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

          SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

          SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

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                                                                              69

          SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.07;

          SECOND: to holders of Senior Indebtedness of the Company and, if such money or property has been collected from a Guarantor, to holders of Senior Indebtedness of such Guarantor, in each case to the extent required by Articles 10 and 12;

          THIRD: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          FOURTH:  to the Company.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

          SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. The Company and each Guarantor (to the extent it may lawfully do so) covenants that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each

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                                                                              70

Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     TRUSTEE

          SECTION 7.01.  DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1)  this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

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                                                                              71

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01 and 7.02.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

          SECTION 7.02.  RIGHTS OF TRUSTEE.

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be

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                                                                              72

authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

          SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Noteholders.

          SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of May 15 that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date,

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                                                                              73

no report need be mailed). The Trustee also shall comply with TIA Section
313(b).

          A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, except as set forth in the last sentence of this paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless and to the extent the Company is prejudiced by such negligent failure. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

          The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the

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Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2)  the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed by the Company and the Company does not reasonably promptly appoint a successor Trustee or if the Trustee is removed by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any other reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for

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                                                                              75

the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

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                                                                              76

                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

          SECTION 8.01.  DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE.

          (a) When (1) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or
(2) all outstanding Notes have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, or (3) all outstanding Notes will become due and payable within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee and, in the case of clauses
(a)(2) and (a)(3) of this Section 8.01, the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), and if in any case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), be satisfied and discharged and cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its and the Guarantors' Obligations under the Notes and this Indenture ("LEGAL DEFEASANCE OPTION") or (2) its and the Guarantors' Obligations under Sections 4.02, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12 and
the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and
6.01(10) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Sections 5.01(a)(3) and (a)(4) ("COVENANT DEFEASANCE OPTION"). The Company may exercise its legal defeasance option not withstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(10) (but,

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                                                                              77

in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Sections 5.01(a)(3) and (a)(4). If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor shall be released from all of its obligations with respect to its Guaranty.

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those Obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) of this Section 8.01, the Company's Obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and
7.08 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

          SECTION 8.02. CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company or a Guarantor occurs which is continuing at the end of the period;

          (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

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                                                                              78

          (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

          SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Money and securities so held in trust are not subject to Article 10.

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          SECTION 8.04.  REPAYMENT TO COMPANY.  The Trustee and the Paying Agent
shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

          SECTION 8.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   AMENDMENTS

          SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company, the Guarantors and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:

          (1)  to cure any ambiguity, omission, defect or inconsistency;

          (2) to provide for the assumption by a Successor Company of the Obligations of the Company or any Guarantor under this Indenture pursuant to Article 5;

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          (3)  to provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED, HOWEVER, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

          (4) to add guarantees with respect to the Notes, including any Guaranties, or to secure the Notes;

          (5) to add to the covenants of the Company or any Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Guarantor;

          (6) to make any change that does not adversely affect the rights of any Noteholder;

          (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

          (8) to evidence the release of a Guarantor pursuant to and in accordance with the terms of this Indenture; or

          (9) to evidence the issuance of Additional Notes pursuant to and in compliance with Section 2.13.

          However, an amendment under this Section 9.01 may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Indebtedness of the Company or of a Guarantor then outstanding unless such holder of such Senior Indebtedness (or its Representative) consents to such change.

          After an amendment under this Section 9.01 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

          SECTION 9.02. WITH CONSENT OF HOLDERS. The Company, the Guarantors and the Trustee may amend this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for

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the Notes). However, without the consent of each Noteholder affected thereby, an amendment may not:

          (1) reduce the amount of Notes whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Note;

          (3) reduce the principal amount of or extend the Stated Maturity of any Note;

          (4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with
     Article 3;

          (5) make any Note payable in money other than that stated in the Note;

          (6) impair the right of any Noteholder to receive payment of principal of and interest on such Noteholder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Noteholder's Notes;

          (7) impair the Company's obligation to make an offer to purchase Notes pursuant to Section 4.04 or 4.10 except as permitted under Section 4.04(g) or 4.10(d), respectively.

          (8) make any change in the last sentence of Section 4.04(g), Section 4.10(d), Section 6.04, 6.07 or the second sentence of this Section;

          (9) make any change in the ranking or priority of any Note that would adversely affect the Noteholders; or

          (10) make any change in any Guaranty that would adversely affect the Noteholders.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article 10 or 12 of any holder of Senior Indebtedness of the Company or of a Guarantor then outstanding unless the holders of such Senior

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Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change or as otherwise permitted by the notes, debentures, bonds or other similar instruments evidencing such Senior Indebtedness.

          After an amendment under this Section 9.02 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

          Pursuant to Section 13.06, in certain circumstances a Note may be disregarded and deemed not to be outstanding for purposes of this Section.

          SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

          SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

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                                                                              83

          SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

          SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

          SECTION 9.07. PAYMENT FOR CONSENT. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                                  SUBORDINATION

          SECTION 10.01. AGREEMENT TO SUBORDINATE. The Company agrees, and each Noteholder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Notes shall in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company which is Senior Indebtedness of the Company shall rank senior to the Notes in accordance with the

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provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.14.

          SECTION 10.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of such Senior Indebtedness before Noteholders shall be entitled to receive any payment; and

          (2) until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which Noteholders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Noteholders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Notes.

          SECTION 10.03. DEFAULT ON SENIOR INDEBTEDNESS OF THE COMPANY. The Company shall not pay the principal of, premium, if any, or interest on the Notes or any other payment Obligation of the Company in respect of the Notes (including any Obligation to repurchase the Notes) or make any deposit pursuant to Article 8, and may not purchase, redeem or otherwise retire any Notes (collectively, "PAY THE NOTES") if either of the following occurs (a "PAYMENT DEFAULT"): (1) any portion of any Designated Senior Indebtedness of the Company is not paid in full in cash when due; or (2) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms; UNLESS, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; PROVIDED, HOWEVER, that the Company shall be entitled to pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

          During the continuance of any default (other than a Payment Default) with respect to any Designated Senior

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                                                                              85

Indebtedness of the Company pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company shall not pay the Notes for a period (a "PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by the Trustee (with a copy to the Company) of a written notice (a "BLOCKAGE NOTICE") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated: (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing, or (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

          Notwithstanding the provisions described in the above paragraph (but subject to the provisions contained in the first sentence of this Section 10.03), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the Company shall be entitled to resume payments on the Notes after termination of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period; PROVIDED, HOWEVER, that if any Blockage Notice within such 360-day period is delivered to the Trustee by or on behalf of any holders of Designated Senior Indebtedness of the Company (other than holders of the Bank Indebtedness), a Representative of the holders of the Bank Indebtedness shall be entitled to give another Blockage Notice within such period; PROVIDED FURTHER, HOWEVER, that in no event shall the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect.

          SECTION 10.04. ACCELERATION OF PAYMENT OF NOTES. If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of Designated Senior Indebtedness of the Company or the

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Representative of such Designated Senior Indebtedness of the acceleration.

          SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER. If a payment or distribution is made to Noteholders that, because of this Article 10, should not have been made to them, the Noteholders who receive the payment or distribution shall hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

          SECTION 10.06. REINSTATEMENT OF SENIOR INDEBTEDNESS. To the extent any payment of or distribution in respect of Senior Indebtedness (whether by or on behalf of the Company as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          SECTION 10.07. SUBROGATION. After all Senior Indebtedness of the Company is paid in full and until the Notes are paid in full, Noteholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Noteholders is not, as between the Company and Noteholders, a payment by the Company on such Senior Indebtedness.

          SECTION 10.08. RELATIVE RIGHTS. This Article 10 defines the relative rights of Noteholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

          (1) impair, as between the Company and Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

          (2) prevent the Trustee or any Noteholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the

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     Company to receive distributions otherwise payable to Noteholders.

          SECTION 10.09. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. No right of any present or future holders of any Senior Indebtedness of the Company to enforce subordination as provided in this Indenture will at any time in any way be prejudiced or impaired by noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or otherwise be charged with.

          SECTION 10.10. RIGHTS OF TRUSTEE AND PAYING AGENT.  Notwithstanding
Section 10.03, the Trustee or Paying Agent shall continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that under this Article 10 would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that such payments are prohibited by this Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company shall be entitled to give the notice; PROVIDED, HOWEVER, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative shall be entitled to give the notice.

          The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of the Company with the same rights it would have if it were not the Trustee. The Registrar and co-registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this
Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 10.11. RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. The holders of Senior Indebtedness may, at any time and from time to time, subject to the terms of such Senior Indebtedness, without the consent of or notice to the Trustee or the Noteholders, without incurring responsibility to the Noteholders and without impairing or releasing the subordination provided in this Indenture or the obligations hereunder of the

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Noteholders to the holders of Senior Indebtedness, do any one or more of the following:

          (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured;

          (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;

          (3) release any Person liable in any manner for the collection of Senior Indebtedness; and

          (4) exercise or refrain from exercising any rights against the Company and any other Person.

          SECTION 10.12. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of the Company, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

          SECTION 10.13. ARTICLE 10 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure to make a payment pursuant to the Notes by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Noteholders or the Trustee to accelerate the maturity of the Notes.

          SECTION 10.14. TRUST MONEYS NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article 10, and none of the Noteholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

          SECTION 10.15. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Noteholders shall be entitled to rely (1) upon any order

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                                                                              89

or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (3) upon the Representatives of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 10, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

          SECTION 10.16. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Noteholder by accepting a Note authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Indebtedness of the Company as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 10.17. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS OF THE COMPANY. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 10 or otherwise.

          SECTION 10.18. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS OF THE COMPANY ON SUBORDINATION PROVISIONS. Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be,

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                                                                              90

an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE 11

                                   GUARANTIES

          SECTION 11.01. GUARANTIES. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "GUARANTEED OBLIGATIONS"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

          Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of acceleration, notice of intent to accelerate and notice of protest for nonpayment. Subject to Section 6.01, each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by: (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against

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                                                                              91

any other guarantor of the Guaranteed Obligations; or (f) except as set forth in
Section 11.06, any change in the ownership of such Guarantor.

          Each Guarantor further agrees that its Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

          Each Guaranty is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Guarantor giving such Guaranty and each Guaranty is made subject to such provisions of this Indenture.

          Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

          Each Guarantor further agrees that its Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or

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                                                                              92

in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

          Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor's Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this
Section 11.01.

          Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

          SECTION 11.02. LIMITATION ON LIABILITY. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

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                                                                              93

          SECTION 11.03. SUCCESSORS AND ASSIGNS. This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 11.04. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

          SECTION 11.05. MODIFICATION. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 11.06. RELEASE OF GUARANTOR. The Guaranty of a Guarantor (other than Merisant US, Inc.) will be automatically released:

          (1) upon the sale or other disposition (including by way of consolidation or merger) of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or an Affiliate of the Company, if such sale or other disposition complies with
     Section 4.10;

          (2) upon the sale or other disposition of all or substantially all the assets of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or an Affiliate of the Company, if such sale or other disposition complies with Section 4.10; or

          (3) if the Company designates that Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture.

                                   ARTICLE 12

                           SUBORDINATION OF GUARANTIES

          SECTION 12.01. AGREEMENT TO SUBORDINATE. Each Guarantor agrees, and each Noteholder by accepting a Note agrees, that the Indebtedness evidenced by such Guarantor's Guaranty is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment of all Senior Indebtedness of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The obligations of a Guarantor shall in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of such Guarantor and only Senior Indebtedness of such Guarantor (including such Guarantor's Guaranty of Senior Indebtedness of the Company) shall rank senior to the obligations of such Guarantor in accordance with the provisions set forth herein. All provisions of this Article 12 shall be subject to Section 12.14.

          SECTION 12.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of any Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property:

          (1) holders of Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness before Noteholders shall be entitled to receive any payment pursuant to the Guaranty of such Guarantor; and

          (2) until the Senior Indebtedness of any Guarantor is paid in full in cash, any payment or distribution to which Noteholders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Noteholders may receive shares of stock and any debt securities of such Guarantor that are subordinated to such Senior Indebtedness to at least the same extent as the Guaranty.

          SECTION 12.03. DEFAULT ON SENIOR INDEBTEDNESS OF GUARANTOR. No Guarantor shall make any payment of principal, premium, if any, or interest pursuant to its Guaranty or purchase, redeem or otherwise retire or defease any Guaranteed Obligations (collectively, "PAY ITS GUARANTY") if either of the following occurs (a "PAYMENT DEFAULT"): (1) any portion of any Designated Senior Indebtedness of such Guarantor is not paid in full in cash when due; or (2) any other default on Designated Senior Indebtedness of such Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms; UNLESS, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; PROVIDED, HOWEVER, that any Guarantor shall be entitled to pay its Guaranty without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

          During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of such Guarantor pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Guarantor shall not pay its Guaranty for a period (a "PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by the Trustee (with a copy to such Guarantor) of a written notice (a "BLOCKAGE NOTICE") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated: (1) by written notice to the Trustee and such Guarantor from the Person or Persons who gave such Blockage Notice, (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing, or (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

          Notwithstanding the provisions described in the above paragraph (but subject to the provisions contained in the first sentence of this Section 12.03), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, any Guarantor shall be entitled to resume payments pursuant to its Guaranty after termination of such Payment Blockage Period. No Guarantor shall be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Guarantor during such period; PROVIDED, HOWEVER, that if any Blockage Notice within such 360-day period is delivered to the Trustee by or on behalf of any holders of Designated Senior Indebtedness of such Guarantor (other than holders of the Bank Indebtedness), a Representative of the holders of the Bank Indebtedness shall be entitled to give another Blockage Notice within such period; PROVIDED FURTHER, HOWEVER, that in no event shall the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect.

          SECTION 12.04. DEMAND FOR PAYMENT. If a demand for payment is made on a Guarantor pursuant to Article 11, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of such Guarantor (or their Representatives) of such demand.

          SECTION 12.05. WHEN DISTRIBUTION MUST BE PAID OVER. If a payment or distribution is made to Noteholders that, because of this Article 12, should not have been made to them, the Noteholders who receive the payment or distribution shall hold it in trust for the holders of Senior Indebtedness of the relevant Guarantor and pay it over to them as their interests may appear.

          SECTION 12.06. REINSTATEMENT OF SENIOR INDEBTEDNESS.   To the extent
any payment of or distribution in respect of Senior Indebtedness of a Guarantor (whether by or on behalf of any Guarantor as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          SECTION 12.07. SUBROGATION. After all Senior Indebtedness of a Guarantor is paid in full and until the Notes are paid in full, Noteholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness of such Guarantor. A distribution made under this Article 12 to holders of such Senior Indebtedness which otherwise would have been made to Noteholders is not, as between the relevant Guarantor and Noteholders, a payment by such Guarantor on such Senior Indebtedness.

          SECTION 12.08. RELATIVE RIGHTS. This Article 12 defines the relative rights of Noteholders and holders of Senior Indebtedness of a Guarantor. Nothing in this Indenture shall:

          (1) impair, as between a Guarantor and Noteholders, the obligation of such Guarantor, which is absolute and unconditional, to pay its Guaranty to the extent set forth in Article 11; or

          (2) prevent the Trustee or any Noteholder from exercising its available remedies upon a default by such Guarantor under its Guaranty, subject to the rights of holders of Senior Indebtedness of such Guarantor to receive distributions otherwise payable to Noteholders.

          SECTION 12.09. SUBORDINATION MAY NOT BE IMPAIRED BY GUARANTOR. No right of any present or future holders of any Senior Indebtedness of any Guarantor to enforce subordination as provided in this Indenture will at any time in any way be prejudiced or impaired by noncompliance by such Guarantor with the terms of this Indenture, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or otherwise be charged with.

          SECTION 12.10. RIGHTS OF TRUSTEE AND PAYING AGENT.  Notwithstanding
Section 12.03, the Trustee or Paying Agent shall continue to make payments on any Guaranty and shall not be charged with knowledge of the existence of facts that under this Article 12 would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that such payments are prohibited by this Article 12. The Company, the relevant Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of such Guarantor shall be entitled to give the notice; PROVIDED, HOWEVER, that, if an issue of Senior Indebtedness of any Guarantor has a Representative, only the Representative shall be entitled to give the notice.

          The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of any Guarantor with the same rights it would have if it were not the Trustee. The Registrar and co-registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of any Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this
Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 12.11. RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. The holders of Senior Indebtedness may, at any time and from time to time, subject to the terms of such Senior Indebtedness, without the consent of or notice to the Trustee or the Noteholders, without incurring responsibility to the Noteholders and without impairing or releasing the subordination provided in this Indenture or the obligations hereunder of the Noteholders to the holders of Senior Indebtedness, do any one or more of the following:

          (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured;

          (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;

          (3) release any Person liable in any manner for the collection of Senior Indebtedness; and

          (4) exercise or refrain from exercising any rights against any Guarantor and any other Person.

          SECTION 12.12. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of any Guarantor, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

          SECTION 12.13. ARTICLE 12 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO DEMAND PAYMENT. The failure to make a

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                                                                              99

payment pursuant to a Guaranty by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 12 shall have any effect on the right of the Noteholders or the Trustee to make a demand for payment on any Guarantor pursuant to its Guaranty.

          SECTION 12.14. TRUST MONEYS NOT SUBORDINATED.   Notwithstanding
anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness of any Guarantor or subject to the restrictions set forth in this Article 12, and none of the Noteholders shall be obligated to pay over any such amount to any Guarantor or any holder of Senior Indebtedness of any Guarantor or any other creditor of any Guarantor.

          SECTION 12.15. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Noteholders shall be entitled to rely (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (3) upon the Representatives for the holders of Senior Indebtedness of any Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of any Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be

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                                                                             100

applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

          SECTION 12.16. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Noteholder by accepting a Note authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Indebtedness of the Guarantors as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 12.17. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS OF GUARANTOR. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise.

          SECTION 12.18. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS OF THE GUARANTORS ON SUBORDINATION PROVISIONS. Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Guarantors, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE 13

                                  MISCELLANEOUS

          SECTION 13.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 13.02. NOTICES. Any notice, request or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

          if to the Company or any Guarantor:

          Merisant Company

          One North Brentwood Boulevard, Suite 510
          Clayton, Missouri  63105
          Attention:  Luke C. Kissam, Esq.

          with a copy to:

          Sidley Austin Brown & Wood
          Bank One Plaza
          10 South Dearborn
          Chicago, Illinois  60603
          Attention:  Carol M. Lind, Esq.

          if to the Trustee:

          Wells Fargo Corporate Trust Services
          MAC N9303-110
          Sixth and Marquette Avenue
          Minneapolis, MN 55479
          Attention:  Michael T. Lechner, Assistant Vice President

          The Company, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee, the Registrar, co-registrar, Paying Agent and transfer agent at the same time.

          Where this Indenture provides for notice in any manner, such notice may be expressly waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waiver of notice by Holders shall be filed with the

Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          SECTION 13.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has or she made such examination or investigation as is necessary to enable him or her to

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                                                                             103

     express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with;

PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 13.06. WHEN NOTES DISREGARDED. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

          SECTION 13.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 13.08. LEGAL HOLIDAYS. A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 13.09. GOVERNING LAW. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 13.10. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor will have any liability for any obligations of the Company or any Guarantor under the Notes, any

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                                                                             104

Guaranty or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          SECTION 13.11. SUCCESSORS. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 13.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 13.13. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                MERISANT COMPANY


                                By:  /s/ Luther C. Kissam IV
                                   ----------------------------------
                                Name:  Luther C. Kissam IV
                                     --------------------------------
                                Title:VP, Secretary & General Counsel
                                      ----------------------------------


                                MERISANT US, INC.


                                By:  /s/ Luther C. Kissam IV
                                   ----------------------------------
                                Name:  Luther C. Kissam IV
                                     --------------------------------
                                Title:VP, Secretary & General Counsel
                                      ----------------------------------

                                MERISANT FOREIGN HOLDINGS I, INC.


                                By:  /s/ Luther C. Kissam IV
                                   ----------------------------------
                                Name:  Luther C. Kissam IV
                                     ------------------------
                                Title:VP, Secretary & General Counsel
                                      ----------------------------------


                                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION


                                By:  /s/ Michael T. Lechner
                                   ----------------------------------
                                Name:  Michael T. Lechner
                                     --------------------------------
                                Title: Assistant Vice President
                                      ----------------------------------

                                                                      APPENDIX A

                      PROVISIONS RELATING TO INITIAL NOTES,
                             PRIVATE EXCHANGE NOTES
                               AND EXCHANGE NOTES

        1.     DEFINITIONS.

     1.1.      CERTAIN DEFINITIONS.

         For the purposes of this APPENDIX A the following terms shall have the meanings indicated below:

          "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository, Euroclear and Clearstream for such a Temporary Regulations S Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

          "CLEARING AGENCY" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

          "DEFINITIVE NOTE" means a certificated Initial Note or Exchange Note or Private Exchange Note bearing, if required, the restricted securities legend set forth in Section 2.3(e).

          "DEPOSITORY" means The Depository Trust Company, its nominees and their respective successors.

          "DISTRIBUTION COMPLIANCE PERIOD", with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

          "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear System or any successor securities clearing agency.

          "EXCHANGE NOTES" means (1) the 9 1/2% Senior Subordinated Notes Due 2013 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

          "INITIAL PURCHASERS" means (1) with respect to the Initial Notes issued on the Issue Date, Credit Suisse First Boston LLC, Wachovia Securities, LLC and Banc One Capital Markets, Inc., and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

          "INITIAL NOTES" means (1) $225,000,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes Due 2013 issued on the Issue Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

          "NOTES CUSTODIAN" means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

          "PRIVATE EXCHANGE" means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

          "PRIVATE EXCHANGE NOTES" means any 9 1/2% Senior Subordinated Notes Due 2013 issued in connection with a Private Exchange.

          "PURCHASE AGREEMENT" means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated June 27, 2003, among the Company, the Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company, the Guarantors and the Persons purchasing such Additional Notes.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "REGISTERED EXCHANGE OFFER" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

          "REGISTRATION RIGHTS AGREEMENT" means (1) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement dated July 11, 2003, among the Company, the

Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Guarantors and the Persons purchasing such Additional Notes under the related Purchase Agreement.

          "RULE 144A NOTES" means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.

          "SHELF REGISTRATION STATEMENT" means the registration statement issued by the Company in connection with the offer and sale of Initial Notes or Private Exchange Notes pursuant to a Registration Rights Agreement.

          "TRANSFER RESTRICTED SECURITIES" means Notes that bear or are required to bear the legend set forth in Section 2.3(e) hereto.

     1.2.      OTHER DEFINITIONS.

                                                                      Defined in
           Term                                                        Section
           ----                                                       ----------
                                                                        2.1(b)
"Agent Members"......................................................   2.1(a)
"Global Notes".......................................................   2.1(a)
"Permanent Regulation S Global Note".................................   2.1(a)
"Regulation S".......................................................   2.1(a)
"Rule 144A"..........................................................   2.1(a)
"Rule 144A Global Note"..............................................   2.1(a)
"Temporary Regulation S Global Note".................................   2.1(a)

        2.     THE NOTES.

     2.1.      FORM AND DATING.

          (a) GENERAL. The Initial Notes will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements. The Initial Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act ("RULE 144A") and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act ("REGULATION S"). Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form (collectively, the "RULE 144A GLOBAL NOTE") and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global notes in definitive, fully registered form (collectively, the "TEMPORARY REGULATION S GLOBAL NOTE"), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in EXHIBIT 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in the Rule 144A Global Note, a permanent global security (the "PERMANENT REGULATION S GLOBAL NOTE"), or any other Note without a legend containing restrictions on transfer of such Note prior to the expiration of the Distribution Compliance Period and then only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act. The Rule 144A Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as "GLOBAL NOTES." The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

          (b) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

          Members of, or participants in, the Depository ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such

Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

          (c)  CERTIFICATED NOTES. Except as provided in this Section 2.1,
Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

     2.2. AUTHENTICATION. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $225,000,000 9 1/2% Senior Subordinated Notes Due 2013, (2) from time to time, any Additional Notes for original issue in aggregate principal amounts specified in written orders of the Company pursuant to Section 2.02 of the Indenture, and (3) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

     2.3.      TRANSFER AND EXCHANGE.

          (a) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented to the Registrar or a co-registrar with a request:

          (x)  to register the transfer of such Definitive Notes; or

          (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive Notes surrendered for transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (ii) if such Definitive Notes are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to
     Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

               (A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect;

               (B) if such Definitive Notes are being transferred to the Company, a certification to that effect; or

               (C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act:
          (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in
          Section 2.3(e)(i).

          (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) is being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such
     Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

          (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase;

then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

          (c)  TRANSFER AND EXCHANGE OF GLOBAL NOTES.

          (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

          (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

          (iii) Notwithstanding any other provisions of this APPENDIX A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this APPENDIX A, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (d) RESTRICTIONS ON TRANSFER OF TEMPORARY REGULATION S GLOBAL NOTES. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred through Euroclear and Clearstream in accordance with the Applicable Procedures and only (i) to the Company, (ii) so long as such
Note is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

          (e)  LEGEND.

          (i)  Except as permitted by the following paragraphs (ii), (iii) and
     (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

          THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES

          ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

Each Definitive Note will also bear the following additional legend:

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

          (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

          (iii) After a transfer of any Initial Notes or Private Exchange Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note will cease to apply, the requirements requiring any such Initial Note or such Private Exchange Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or Private Exchange Note or an Initial Note or Private Exchange Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's certificated Initial Note or Private Exchange Note or directions to transfer such Holder's interest in the Global Note, as applicable.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

          (v) Upon the consummation of a Private Exchange with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Private Exchange Notes in global form with the global securities legend and the restricted securities legend set forth in
     Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

          (f) CANCELLATION OR ADJUSTMENT OF GLOBAL NOTE. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

          (g)  OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF NOTES.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's or co-registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.02 and 9.05 of the Indenture).

          (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Note selected for redemption in whole or in part pursuant to Article 3 of this Indenture, except the unredeemed portion of any Definitive Note being redeemed in part, or (b) any Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 days before an interest payment date.

          (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

          (h)  NO OBLIGATION OF THE TRUSTEE.

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global
     Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4.      DEFINITIVE NOTES.

          (a) A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section
2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

          (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located at its principal corporate trust office, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in a Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e), bear the restricted securities legend set forth in EXHIBIT 1 hereto.

          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (d)  In the event of the occurrence of one of the events specified in
Section 2.4(a), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              to
                                                                      APPENDIX A

                         [FORM OF FACE OF INITIAL NOTE]

                              [Global Note Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

          THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION

UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                   [Temporary Regulation S Global Note Legend]

          BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE RULE 144A GLOBAL NOTE OR THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH THE EUROCLEAR BANK S.A./N.A., AS OPERATOR OF THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, SOCIETE ANONYME AND ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF SUCH RESALE RESTRICTIONS, IF THEN APPLICABLE.

                            [Definitive Notes Legend]

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY

REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.-                                                                          $-
                                                                     CUSIP No. -
                                                                      ISIN No. -


                    9 1/2% Senior Subordinated Notes Due 2013

          MERISANT COMPANY, a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED TWENTY-FOUR MILLION SIXTY-FIVE THOUSAND DOLLARS, or such greater or lesser amount as may from time to time be endorsed on the Schedule of Increases or Decreases in Global Note attached hereto (but in no event may such amount exceed the maximum principal amount of Notes authenticated pursuant to Section 2.2 of Appendix A to the Indenture referred to below and then outstanding pursuant to Section 2.08 of the Indenture), on July 15, 2013.


     Interest Payment Dates:  January 15 and July 15, commencing
                              January 15, 2004.

     Record Dates:   January 1 and July 1.


          Additional provisions of this Note are set forth on the other side of this Note.

Dated: -, 20-
                                              MERISANT COMPANY

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

Wells Fargo Bank Minnesota, National Association,
  as Trustee, certifies
     that this is one of
     the Notes referred
     to in the Indenture.

By:


     --------------------------
     Authorized Signatory

                     [FORM OF REVERSE SIDE OF INITIAL NOTE]
                    9 1/2% Senior Subordinated Notes Due 2013

1.  INTEREST

          MERISANT COMPANY, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), promises to pay interest on the principal amount of this Note at the rate per annum shown above; PROVIDED, HOWEVER, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate specified in the Registration Rights Agreement. Interest on overdue principal (and, to the extent lawful, on overdue installments of interest) shall accrue at the rate that is 1% per annum in excess of the rate specified in the preceding sentence. The Company will pay interest semiannually on January 15 and July 15 of each year, commencing January 15, 2004. Interest on the Notes (other than Additional Notes) will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [insert date of issuance]. Interest on Additional Notes will accrue from the most recent interest payment date, or, if such Additional Notes are issued prior to the first interest payment date, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.  METHOD OF PAYMENT

          The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the January 1 or July 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  PAYING AGENT AND REGISTRAR

          Initially, Wells Fargo Bank Minnesota, National Association (the "TRUSTEE"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  INDENTURE

          The Company issued the Notes under an Indenture dated as of July 11, 2003 (as such may be amended or supplemented from time to time, "INDENTURE"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

          The Notes are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Sections 2.13 and 4.06 of the Indenture, to issue Additional Notes pursuant to Section 2.13 of the Indenture. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; layer indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets; transfer or sell assets; restrict dividends or other payments from subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5.  OPTIONAL REDEMPTION

          Except as set forth below, the Company shall not be entitled to redeem the Notes at its option prior to July 15, 2008.

          (a) On and after July 15, 2008, the Company shall be entitled at its option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

                                             Redemption
                        Period                 Price
                        ------               ----------
                         2008                 104.750%
                         2009                 103.167%
                         2010                 101.583%
                 2011 and thereafter          100.000%

          In addition, before July 16, 2006, the Company may at its option on one or more occasions redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 109.5%, plus accrued and unpaid interest to the redemption date, with the Net Cash Proceeds from one or more Qualified Equity Offerings; PROVIDED, HOWEVER, that (1) at least 65% of such aggregate principal amount of Notes (which excludes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); (2) each such redemption occurs within 60 days after the date of the related Qualified Equity Offering; and (3) if the Qualified Equity Offering is an offering by Parent or Holdings, a portion of the Net Cash Proceeds thereof equal to the amount required to redeem any such Notes is contributed to the equity capital of the Company or used to acquire from the Company Capital Stock (other than Disqualified Stock) of the Company.

          (b) At any time on or prior to the First Call Date, after the completion of a Change of Control Offer that was accepted by Holders of not less than 75% of the Notes then outstanding, the Company may redeem the Notes of any Holder who has not accepted the Change of Control Offer (the "UNTENDERED NOTES") upon not less than 30 nor more than 60 days' prior notice but in no event more than 90 days after the completion of such Change of Control Offer, mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of the Untendered Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (the "CHANGE OF CONTROL REDEMPTION DATE"), except that installments of interest which are due and payable on dates falling on or prior to the applicable redemption date will be payable to the Persons who were the Holders of record at the close of business on the relevant record dates.

6.  NOTICE OF REDEMPTION

          Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at the Holder's registered address. Notes in denominations of $1,000 principal amount or less may be redeemed in whole and not in part. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.  PUT PROVISIONS

          Upon a Change of Control, each Holder will have the right to require that the Company purchase such Holder's Notes at a purchase price equal to 101% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

          In certain circumstances, the Company must use the Net Available Cash from Asset Dispositions to make an offer to Holders to purchase Notes at a purchase price of 100% of the principal amount, plus accrued and unpaid interest.

8.  SUBORDINATION

          The Notes are subordinated to Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Notes may be paid. The Company agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.  GUARANTY

          The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Guarantors. Not all Subsidiaries are Guarantors.

10.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Notes are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or 15 days before an interest payment date.

11.  PERSONS DEEMED OWNERS

          The registered Holder of this Note may be treated as the Note's owner for all purposes.

12.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.  AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add guarantees with respect to the Notes, including any Guaranties, to secure the Notes, to add additional covenants or surrender rights and powers conferred on the Company or any Guarantors, to comply with any request of the SEC in connection with qualifying the Indenture under the TIA, to make any change that does not adversely affect the rights of any Noteholder, or to evidence the release of a Guarantor in accordance with the Indenture.

15.  DEFAULTS AND REMEDIES

          Under the Indenture, Events of Default include: (i) default in payment of interest on the Notes, continued for 30 days; (ii) default in payment of principal on the Notes at maturity, upon optional redemption pursuant to paragraph 5 of the Notes, upon declaration of acceleration or otherwise, or failure by the Company to redeem or purchase Notes when required; (iii) failure by the Company or any Guarantor to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $10 million; (v) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10 million; and (vii) certain defaults with respect to Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable by notice in writing to the Company and the Trustee, and upon such declaration, the Notes will be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security against any loss, liability or expense. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.  TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  NO RECOURSE AGAINST OTHERS

          No director, officer, employee, incorporator or stockholder of the Company or any Guarantor will have any liability for any obligations of the Company or any Guarantor under the Notes, any Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

18.  AUTHENTICATION

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  CUSIP NUMBERS

          The Company in issuing the Notes may use "CUSIP" numbers and corresponding "ISINs" (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers and corresponding "ISINs" in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

21.  HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT

          Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

22.  GOVERNING LAW

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

          Merisant Company
          One North Brentwood Boulevard, Suite 510
          Clayton, Missouri  63103
          Attention:  Luke C. Kissam, Esq.

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

--------------------------------------------------------------
  (Print or type assignee's name, address and zip code)

--------------------------------------------------------------
      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ____________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

------------------------------------------------------------------

Date:                    Your Signature:
     --------------------               --------------------------

------------------------------------------------------------------

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), after the later of the date of the original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)    / /     to the Company; or

(2)    / /     in the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule

               144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)    / /     outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

(4)    / /     pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(5)    / /     pursuant to an effective registration statement under the
               Securities Act.

       If such transfer is being made pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act, the undersigned further certifies that:

       (i) the offer of the Notes was not made to a person in the United States;

       (ii) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

       (iii) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

       (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

       (v) we have advised the transferee of the transfer restrictions applicable to the Notes; and

       (vi) if the circumstances set forth in Rule 904(B) under the Securities Act, are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Notes may be offered and sold during the distribution compliance period specified in Rule 903 of

Regulation S; pursuant to registration of the Notes under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act.

       Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (3) or (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.


                                           -------------------------------------
                                               Signature


Signature Guarantee:
                    -----------------------------------------------------------
                                            (Signature must be guaranteed)

       Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

--------------------------------------------------------------------------------

  TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

       The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      --------------                           ---------------------------------
                                               NOTICE:  To be executed by
                                                        an executive officer

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

       The following increases or decreases in this Global Note have been made:

                                                               Principal
                       Amount of          Amount of            amount of this     Signature of
                       decrease in        increase in          Global Note        authorized
                       Principal          Principal            following such     officer of
                       amount of this     amount of this       decrease or        Trustee or
Date of Exchange       Global Note        Global Note          increase           Notes  Custodian






                       OPTION OF HOLDER TO ELECT PURCHASE

       If you want to elect to have this Note purchased by the Company pursuant to Section 4.04 or 4.10 of the Indenture, check the box: / /

       If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.04 or 4.10 of the Indenture, state the amount in principal amount: $_____________


Date:                       Your Signature:
     -------------                         -------------------------------------
                                           (Sign exactly as your name appears on
                                            the other side of this Note.)


Signature Guarantee:
                      ----------------------------------------------------------
                                      (Signature must be guaranteed)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT 2
                                                                              to
                                                                      APPENDIX A

                         [FORM OF FACE OF EXCHANGE NOTE
                         OR PRIVATE EXCHANGE NOTE] */**/

No.-                                                                          $-
                                                                     CUSIP No. -
                                                                      ISIN No. -

                    9 1/2% Senior Subordinated Notes Due 2013

          MERISANT COMPANY, a Delaware corporation, promises to pay to -, or registered assigns, the principal sum of - DOLLARS, or such greater or lesser amount as may from time to time be endorsed on the Schedule of Increases or Decreases in Global Note attached hereto (but in no event may such amount exceed the maximum principal amount of Notes authenticated pursuant to Section 2.2 of Appendix A to the Indenture referred to below and then outstanding pursuant to
Section 2.08 of the Indenture), on July 15, 2013.

     Interest Payment Dates:  January 15 and July 15, commencing
                              January 15, 2004.

     Record Dates:  January 1 and July 1.


          Additional provisions of this Note are set forth on the other side of this Note.

Dated:  -, 20-
                                              MERISANT COMPANY

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

[TRUSTEE],
  as Trustee, certifies
     that this is one of

                                                                       EXHIBIT 2
                                                                              to
                                                                      APPENDIX A

     the Notes referred
     to in the Indenture.

By:


     ----------------------------------
     Authorized Signatory

----------
*/If the Note is to be issued in global form add the Global Notes Legend from
EXHIBIT 1 to APPENDIX A and the attachment from such EXHIBIT 1 captioned "TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".

**/If the Note is a Private Exchange Note issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the restricted securities legend from EXHIBIT 1 to APPENDIX A and replace the Assignment Form included in this EXHIBIT 2 with the Assignment Form included in such EXHIBIT 1.

                     [FORM OF REVERSE SIDE OF EXCHANGE NOTE
                            OR PRIVATE EXCHANGE NOTE]

                    9 1/2% Senior Subordinated Notes Due 2013

1.  INTEREST

          MERISANT COMPANY, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), promises to pay interest on the principal amount of this Note at the rate per annum shown above; PROVIDED, HOWEVER, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate specified in the Registration Rights Agreement. Interest on overdue principal (and, to the extent lawful, on overdue installments of interest) shall accrue at the rate that is 1% per annum in excess of the rate specified in the preceding sentence. The Company will pay interest semiannually on January 15 and July 15 of each year, commencing January 15, 2004. Interest on the Notes (other than Additional Notes) will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [insert last payment date on which interest was paid on the Initial Notes or, if no interest has been paid on the Initial Notes, insert the date of original issuance of the Initial Notes]. Interest on Additional Notes will accrue from the most recent interest payment date, or, if such Additional Notes are issued prior to the first interest payment date, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.  METHOD OF PAYMENT

          The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the January 1 or July 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each

Holder thereof; PROVIDED, HOWEVER, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  PAYING AGENT AND REGISTRAR

          Initially, [THE TRUSTEE] (the "TRUSTEE"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  INDENTURE

          The Company issued the Notes under an Indenture dated as of July 11, 2003 (as such may be amended or supplemented from time to time, "INDENTURE"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

          The Notes are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Sections 2.13 and 4.06 of the Indenture, to issue Additional Notes pursuant to Section 2.13 of the Indenture. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; layer indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets; transfer or sell assets; restrict dividends or other payments from subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5.  OPTIONAL REDEMPTION

          Except as set forth below, the Company shall not be entitled to redeem the Notes at its option prior to July 15, 2008.

          (a) On and after July 15, 2008, the Company shall be entitled at its option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

                                                   Redemption
                    Period                           Price
                    ------                         ----------
                     2008                           104.750%
                     2009                           103.167%
                     2010                           101.583%
             2011 and thereafter                    100.000%

          In addition, before July 15, 2006, the Company may at its option on one or more occasions redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 109.5%, plus accrued and unpaid interest to the redemption date, with the Net Cash Proceeds from one or more Qualified Equity Offerings; PROVIDED, HOWEVER, that
(1) at least 65% of such aggregate principal amount of Notes (which excludes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); (2) each such redemption occurs within 60 days after the date of the related Qualified Equity Offering; and (3) if the Qualified Equity Offering is an offering by Parent or Holdings, a portion of the Net Cash Proceeds thereof equal to the amount required to redeem any such Notes is contributed to the equity capital of the Company or used to acquire from the Company Capital Stock (other than Disqualified Stock) of the Company.

          (b) At any time on or prior to the First Call Date, after the completion of a Change of Control Offer that was accepted by Holders of not less than 75% of the Notes then outstanding, the Company may redeem the Notes of any Holder who has not accepted the Change of Control Offer (the "UNTENDERED NOTES") upon not less than 30 nor more than 60 days' prior notice but in no event more than 90 days after the completion of such Change of Control Offer, mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of the Untendered Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (the "CHANGE OF CONTROL REDEMPTION DATE"), except that installments of interest which are due and payable on dates falling on or prior to the applicable redemption date will be payable to the Persons who were the Holders of record at the close of business on the relevant record dates.

6.  NOTICE OF REDEMPTION

          Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at the Holder's registered address. Notes in denominations of $1,000 principal amount or less may be redeemed in whole and not in part. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.  PUT PROVISIONS

          Upon a Change of Control, each Holder will have the right to require that the Company purchase such Holder's Notes at a purchase price equal to 101% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

          In certain circumstances, the Company must use the Net Available Cash from Asset Dispositions to make an offer to Holders to purchase Notes at a purchase price of 100% of the principal amount, plus accrued and unpaid interest.

8.  SUBORDINATION

          The Notes are subordinated to Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Notes may be paid. The Company agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.  GUARANTY

          The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Guarantors. Not all Subsidiaries are Guarantors.

10.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Notes are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or 15 days before an interest payment date.

11.  PERSONS DEEMED OWNERS

          The registered Holder of this Note may be treated as the Note's owner for all purposes.

12.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.  AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add guarantees with respect to the Notes, including any Guaranties, to secure the Notes, to add additional covenants or surrender rights and powers conferred on the Company or any Guarantors, to comply with any request of the SEC in connection with qualifying the Indenture under the TIA, to make any change that does not adversely affect the rights of any Noteholder, or to evidence the release of a Guarantor in accordance with the Indenture.

15.  DEFAULTS AND REMEDIES

          Under the Indenture, Events of Default include: (i) default in payment of interest on the Notes, continued for 30 days; (ii) default in payment of principal on the Notes at maturity, upon optional redemption pursuant to paragraph 5 of the Notes, upon declaration of acceleration or otherwise, or failure by the Company to redeem or purchase Notes when required; (iii) failure by the Company or any Guarantor to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $10 million; (v) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10 million; and (vii) certain defaults with respect to Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable by notice in writing to the Company and the Trustee, and upon such declaration, the Notes will be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security against any loss, liability or expense. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.  TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  NO RECOURSE AGAINST OTHERS

          No director, officer, employee, incorporator or stockholder of the Company or any Guarantor will have any liability for any obligations of the Company or any Guarantor under the Notes, any Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

18.  AUTHENTICATION

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  CUSIP NUMBERS

          The Company in issuing the Notes may use "CUSIP" numbers and corresponding "ISINs" (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers and corresponding "ISINs" in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

21.  HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT

          Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

22.  GOVERNING LAW

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

          Merisant Company
          One North Brentwood Boulevard, Suite 510
          Clayton, Missouri  63103
          Attention:  Luke C. Kissam, Esq.

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

-------------------------------------------------------------
  (Print or type assignee's name, address and zip code)

-------------------------------------------------------------
      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                           Your Signature:
     --------------------------                ---------------------------------

--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

                       OPTION OF HOLDER TO ELECT PURCHASE

       If you want to elect to have this Note purchased by the Company pursuant to Section 4.04 or 4.10 of the Indenture, check the box: / /

       If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.04 or 4.10 of the Indenture, state the amount in principal amount: $_____________


Date:                       Your Signature:
     --------------------                  ------------------------------------
                                           (Sign exactly as your name appears on
                                           the other side of this Note.)


Signature Guarantee:
                    ------------------------------------------------------------
                                 (Signature must be guaranteed)

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.